EXHIBIT (18)

                        SCHRODER CAPITAL FUNDS (DELAWARE)
                          MULTICLASS (RULE 18F-3) PLAN
                  March 15, 1996, as revised November 26, 1996,
                         March 5, 1997 and June 4, 1997


         This Plan is adopted by Schroder Capital Funds (Delaware) (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations of each class (each, a "Class") of shares of beneficial interest ("Shares") of the series of the Trust specified on Schedule A attached hereto (each, a "Multiclass Fund").

         SECTION 1.  CLASS DESIGNATIONS

         For each Multiclass Fund, the types of Classes are "Investor Shares" and "Advisor Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:

         (a) INVESTOR SHARES. Are offered by the related Multiclass Fund with no sales charges or distribution expenses, provided that Investor Shares of Schroder Emerging Markets Fund Institutional Portfolio are offered subject to a purchase charge of 0.50% and a redemption charge of 0.50%. The investment minimum for Investor Shares of each Multiclass Fund generally is higher than that for Advisor Shares for the Multiclass Fund, subject to reduction by Schroder Fund Advisors Inc. ("Schroder Advisors"), the Trust's administrator, or Forum Administrative Services, Limited Liability Company ("Forum"), the Trust's sub-administrator.

         (b) ADVISOR SHARES. Are offered by the related Multiclass Fund with no sales charges, provided that Advisor Shares of Schroder Emerging Markets Fund Institutional Portfolio are offered subject to a purchase charge of 0.50% and a redemption charge of 0.50%; and further provided that Advisor Shares of each Multiclass Funs are sold subject to an asset-based sales charge under a distribution plan adopted in accordance with Rule 12b-1 under the Act and, further, Advisor Shares of each Multiclass Fund are sold subject to a servicing fee under a Shareholder Service Plan, each as described in the applicable prospectus. The investment minimum for Advisor Shares of each Multiclass Fund is generally lower than that for Investor Shares for the Multiclass Fund.

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         SECTION 2.  VOTING

         Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder service or distribution, and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.

         SECTION 3. EXPENSES

         (a) DISTRIBUTION EXPENSES. All expenses incurred under a Class's distribution plan adopted in accordance with Rule 12b-1 under the Act, if any, shall be allocated to that Class.

         (b) SHAREHOLDER SERVICE EXPENSES. All expenses incurred under a Class's shareholder service plan, if any, shall be allocated to that Class.

         (c) OTHER CLASS EXPENSES. The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with expenses under Sections 3(a) and 3(b), "Class Expenses"), shall be allocated to the Class that incurred the expenses to the extent practicable:

         (i)    Administration   and  transfer  agent  fees  and  expenses;
         (ii)   Litigation,  legal and audit fees;
         (iii)  State and foreign  securities  registration fees;
         (iv)   Shareholder  report expenses;
         (v)    Trustee fees and expenses;
         (vi) Preparation, printing and related fees and expenses for proxy statements and, with respect to current shareholders,
                prospectuses  and  statements  of   additional  information;
         (vii)  Expenses incurred in connection  with shareholder meetings;  and
         (viii) Subject to approval by the Trustees, such other fees and expenses as Schroder Advisors or Forum, pursuant to Rule 18f-3, deems to be allocable to specified Classes.

         (d) CLASS EXPENSE ALLOCATIONS. Class Expenses are to be borne solely by the Class to which they relate. Item (i) of Section 3(c) in its entirety is incurred by each Multiclass Fund on a Class-by-Class basis and, accordingly, is wholly allocated to the specific Class to which it relates. All fees of a Multiclass Fund's investment adviser AND custodian and administrator and all portfolio based fees of a Multiclass Fund's fund accountant are incurred by a Multiclass Fund and not by an individual Class of the Fund. All other items in
Section 3(c) are allocated to a specific Class to the extent they are attributable to each Class in different amounts.

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         SECTION 4.  OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

         (a) EXPENSES APPLICABLE TO MORE THAN ONE FUND. Expenses (other than Class Expenses) incurred by the Trust on behalf of one series of the Trust, including the Multiclass Funds (each, a "Fund"), shall be allocated to that Fund, and expenses (other than Class Expenses) incurred by the Trust on behalf of more than one Fund shall be allocated among the Funds that incurred the expenses based on the net asset values of the Funds in relation to the net asset value of all Funds to which the expense relates.

         (b) OTHER ALLOCATIONS. Income, realized and unrealized capital gain and loss, and other expenses (excluding Class Expenses related to a Multiclass Fund) shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Multiclass Fund.

         (c) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by a Fund or Class to that person or to reimburse any or all expenses of a Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a DE FACTO modification of the fees provided for in the Fund's various service agreements.

         SECTION 5.  EXCHANGES

         Shareholders of a Class may exchange their Shares for Shares of the same Class of any other Fund in accordance with Section 11(a) of the Act, the rules thereunder and, if permitted by each Multiclass Fund pursuant to its then-current prospectus, the requirements of such prospectus.

         SECTION 6.  AMENDMENTS AND BOARD REVIEW

         (a) NON-MATERIAL AMENDMENTS. Non-material amendments to this Plan may be made at any time by Schroder Advisors.

         (b) MATERIAL AMENDMENTS. Material amendments to this Plan may only be made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined by the Act, upon a finding that the amendment is in the best interests of the Classes and/or Fund affected by the amendment and of the Trust. Prior to any material amendment to this Plan, the Board of Trustees (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

         (c) BOARD REVIEW. The Board, including a majority of those Trustees who are not interested persons of the Trust as defined in the Act, shall review periodically review: (i) this Plan for its continuing appropriateness; and (ii) any fee waivers and expense reimbursements to determine that the Multiclass Funds are in compliance with Section 4(c) of the Plan.




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                                   SCHEDULE A

                     SCHRODER CAPITAL FUNDS (DELAWARE) FUNDS
                      TO WHICH THE MULTICLASS PLAN APPLIES



          Fund                                        Date Subject to Plan
          ----                                        --------------------
 Schroder International Fund                              March 15, 1996

 Schroder Emerging Markets Fund
     Institutional Portfolio                              March 15, 1996

 Schroder U.S. Smaller Companies Fund                     March 15, 1996

 Schroder Latin American Fund                             March 15, 1996

 Schroder Global Asset Allocation Fund                    March 15, 1996

 Schroder International Smaller
     Companies Fund                                       March 15, 1996

 Schroder U.S. Equity Fund                                November 26, 1996

 Schroder Emerging Markets Fund                           November 26, 1996

 Schroder European Growth Fund                            November 26, 1996

 Schroder Japan Fund                                      November 26, 1996

 Schroder Asia Fund                                       November 26, 1996

 Schroder United Kingdom Fund                             November 26, 1996

 Schroder International Bond Fund                         March 5, 1997

 Schroder Cash Reserves Fund                              March 5, 1997

 Schroder Micro Cap Fund                                  June 4, 1997




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